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                                 EXHIBIT(5)

                      Opinion of Ray, Quinney & Nebeker.



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                                  April 5, 1994


First Security Corporation
Suite 200
79 South Main Street
Salt Lake City, Utah  84111

Gentlemen:

            At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") relating to the registration and sale from time to time by you of up to an aggregate of $300,000,000 of (i) one or more series of shares of preferred stock (the "Preferred Stock"), (ii) common stock, $1.25 par value (the "Common Stock"), (iii) debt securities (the "Debt Securities"), and (iv) warrants to purchase Common Stock (the "Warrants" and, collectively with the Preferred Stock, the Common Stock and the Debt Securities, the "Securities"). We have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by you in connection with the authorization, issuance and sale of the Securities. Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Registration Statement.

            Subject to (i) the proposed additional proceedings being taken as now contemplated by us as your counsel prior to the issuance of any of the Securities, (ii) the terms of the Securities being otherwise in compliance with then applicable law, (iii) the effectiveness of the Registration Statement under the Securities Act of 1933, as amended, (iv) the due authorization, approval and filing by you of the Certificate of Designation(s) setting forth the terms of the Preferred Stock, (v) the due authorization, execution and delivery of the Indenture pursuant to which Debt Securities are to be issued, (vi) the due execution, registration and delivery of the certificate or certificates evidencing the Securities, and (vii) the appropriate officers and/or directors having taken all necessary action to approve the specific terms of the Securities to be issued, we are of the opinion that:

            1. The Preferred Stock to be issued by you under the Registration Statement will be, when issued and paid for in the manner specified by the Registration Statement and the exhibits thereto, legally issued, fully paid and non-assessable;




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First Security Corporation
April 5, 1994
Page 2


            2. The Common Stock to be issued by you, including any Common Stock that may be issuable pursuant to the conversion of any Preferred Stock or Debt Securities or upon exercise of any Warrants, will be, when issued and paid for in the manner specified by the Registration Statement and the exhibits thereto, legally issued, fully paid and non-assessable;

            3. The Debt Securities to be issued by you under the Registration Statement will be, when issued and paid for in the manner specified by the Registration Statement and the exhibits thereto, legally issued and binding obligations upon you, subject to the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws and court decisions affecting creditors' rights and remedies generally and (b) the application of general principles of equity (whether such enforceability is considered in a proceeding in equity or at law); and

            4. The Warrants to be issued by you will be, when issued and paid for in the manner specified by the Registration Statement and the exhibits thereto, legally issued, fully paid and non-assessable.

            You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations of the Securities and Exchange Commission and the applicable state securities regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will advise us in writing of the terms thereof, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Validity of Securities" in the Prospectus which is a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,

                                          RAY, QUINNEY & NEBEKER


                                          A. Robert Thorup